Exhibit 10.1

Execution Version

FORM OF TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of October 4, 2021 (the “TSA Effective Date”), between Rexnord Corporation, a Delaware corporation, and Land Newco, Inc., a Delaware corporation. Each of the foregoing entities are hereinafter referred to individually as a “Party” and together, as the “Parties.”

WHEREAS, the Parties have entered into a Separation and Distribution Agreement dated as of February 15, 2021, by and between the Parties and the other parties listed on the signature pages therein (the “Separation Agreement”) and each Party has agreed to provide (in such capacity, a “Provider”) to the other Party (in such capacity, a “Recipient”), certain transitional services on the terms and conditions set forth herein; and

WHEREAS, Remainco, Spinco, RMT Partner and Merger Sub have entered into an Agreement and Plan of Merger dated as of February, 15, 2021 (the “Merger Agreement”) under which Merger Sub will merge with and into Spinco immediately following the Distribution, on the terms and subject to the conditions set forth in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.            Definitions. Capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to them in the Separation Agreement or, if not defined in this Agreement or the Separation Agreement, in the Merger Agreement.

2.            Provision of Services.

(a)            During the Term (as set forth in Section 6), each Provider shall provide to the respective Recipients designated on Exhibit A (i) the services set forth on Exhibit A; and (ii) any other services (other than the excluded services set forth on Exhibit B hereto) requested by Recipient in writing within ninety (90) days of the Closing Date that were provided by a Provider to the Recipient’s Business prior to February 15, 2021 and that are reasonably required by Recipient to operate the Business in which case Provider will begin providing such service as promptly as reasonably possible (each service described in clauses (i) and (ii), a “Service,” and collectively, the “Services”). Provider may perform each of the Services through an Affiliate or through non-affiliated third parties (each such third party, a “Non-Affiliated Service Provider”); provided, however, Provider shall remain responsible for performance of the Services by its Affiliates or Non-Affiliated Service Providers as if Provider performed the Services directly.

(b)            Recipient shall use the Services solely in connection with its Business including the natural evolution thereof during the Term. Provider shall perform the Services:

(i)            to the same standard of care as the Services were performed by Provider for the Business during the 12-month period prior to the date of the Merger Agreement and in any event with no less than a reasonable degree of efforts, care, skill and judgement; and

(ii)            in compliance in all material respects with all applicable security, privacy, confidentiality, integrity, availability, and safety policies and procedures of Provider and all applicable Legal Requirements. During the Term, Provider shall not materially diminish such security, confidentiality, integrity, availability, or safety policies related to the Services.

(c)            The Parties shall cooperate in good faith and use commercially reasonable efforts to obtain any necessary third party Consents, third party licenses and other third-party rights that are required in order to permit Provider to perform the Services (each, a “Third-Party Approval”); and each Party shall pay fifty percent (50%) of any cost required to be paid to a third party in order to obtain any such Third-Party Approval unless otherwise agreed upon in writing by the Parties. If the Parties cannot obtain a Third-Party Approval on terms that are reasonably acceptable to the Parties despite each using commercially reasonable efforts to do so, the Parties shall use commercially reasonable efforts to negotiate in good faith reasonable modifications to the Services or the provision of substitute services (which substitute services shall be deemed “Services” hereunder), such that the relevant Third-Party Approvals are not required and the Services are provided as closely as possible to how they would have been provided had such Third-Party Approval been obtained. Any incremental cost and expense incurred by or on behalf of Provider or any of its Affiliates with respect to such mutually agreed modifications or substitute services shall be borne equally by the Parties. Notwithstanding anything to the contrary in this Section 2(c), in the event that the Parties are unable to obtain a Third-Party Approval or agree in good faith to any modification that permits the Provider to perform substitute Services in accordance with this Agreement, then Provider shall continue to provide the substitute Services as closely as possible to the intent of the original Services without violating any applicable third party agreement. For the avoidance of doubt, Recipient shall have no obligation under this Section 2(c) to pay, or reimburse Provider for, any costs relating to obtaining Third-Party Approvals that constitute back license fees or maintenance costs or any other costs due to third-parties otherwise owed by Provider (or any of its Affiliates) to such third-parties prior to the Closing Date.

3.            Access. Recipient shall make available on a timely basis to Provider all information and materials reasonably requested by Provider to enable it to provide the Services hereunder. Recipient shall give Provider reasonable access, upon reasonable prior notice, during regular business hours and at such other times as are reasonably required, to Recipient’s premises to the extent necessary for the purpose of providing the Services hereunder.

4.            Pricing, Invoice and Payment.

(a)            Recipient shall pay the amount described for each Service in Exhibit A. With respect to each Service to be provided in accordance with Section 2(a) but not set forth on Exhibit A, Recipient shall pay Provider’s actual (both internal and external) cost in providing the Services, without markup. Provider shall invoice Recipient after the end of each month for the Services actually provided during such month. Each invoice shall be payable by Recipient sixty (60) days after the date of such invoice excluding any portion of the invoice that Recipient disputes in good faith. Provider shall provide to Recipient upon Recipient’s request to the Provider’s Representative such records and documentation of Provider as Recipient may reasonably request in order to verify any charges for Services including that such Services are provided at Provider’s actual cost without markup.

(b)            If Recipient disputes in good faith any portion of the amount due on any invoice, then Recipient shall notify Provider in writing of the nature and basis of the dispute in reasonable detail. If Recipient provides such a notice to Provider, the Parties shall use commercially reasonable efforts to resolve the dispute prior to the payment due date in accordance with the dispute resolution procedures set forth in Section 17. Upon resolution of an invoice dispute in favor of Provider, Recipient, within five (5) Business Days of the resolution of such dispute, shall promptly pay to Provider the remaining amount due, if any.

5.            Taxes.

(a)            Any Taxes assessed on the provision of the Services hereunder shall be paid by Recipient (other than any income Taxes on amounts paid to Provider by Recipient pursuant to the terms hereof).

(b)            Management of and control over the provision of the Services provided hereunder (including the determination or designation at any time of the equipment, employees and other resources of Provider, its Affiliates or any Non-Affiliated Service Provider to be used in connection with the provision of such Services) shall reside solely with Provider. Without limiting the generality of the foregoing, all labor matters relating to any employees of Provider, its Affiliates and any Non-Affiliated Service Provider shall be within the exclusive control of such entity, and Recipient shall not have any rights with respect to, such matters. Provider shall be solely responsible for the payment of all salary and benefits and all related taxes (including income tax, social security taxes, unemployment compensation, workers’ compensation tax, other employment taxes or withholdings) and premiums and remittances with respect to personnel used to provide any Services hereunder.

6.            Term. Provider shall provide each of the Services from the Closing Date through the maximum period for such Service as set forth in Exhibit A, subject to termination by either Party in accordance with Section 7. This Agreement automatically expires, without notice, at the end of the last-remaining aforementioned maximum period or premature termination date (the period between the TSA Effective Date and the end of the last-remaining aforementioned maximum period or premature termination date, the “Term”).

7.            Partial Termination; Termination. Either Party may terminate this Agreement, in whole or in part, prior to the expiration of its stated term immediately upon written notice to the other Party: (a) if the other Party commits a material breach of this Agreement (including if a Party fails to make undisputed payments when due) and such breach continues for a period of sixty (60) days following a written request to cure such breach; or (b) if the other Party files, or has filed against it, a petition for voluntary or involuntary bankruptcy or pursuant to any other insolvency law or makes or seeks to make a general assignment for the benefit of its creditors or applies for or Consents to the appointment of a trustee, receiver or custodian for it or a substantial part of its property. In addition, Recipient may terminate some or all of the specific Services set forth on Exhibit A, prior to the expiration of its stated term by notifying Provider in writing no less than the number of days set forth on Exhibit A for such Service. Recipient shall have no obligation to pay any amount for Services that are terminated under this Section 7 except for amounts that have accrued prior to the effective date of termination for such Services.

8.            Cooperation; Representatives. The Parties shall use good faith efforts to reasonably cooperate with each other in all matters relating to the provision and receipt of Services. Each of Provider and Recipient shall appoint a representative (a “Representative”) to facilitate communications and performance under this Agreement as well as a “Sub-Representative” for each area of Services described in Exhibit A to facilitate communications and performance under this Agreement with regard to each such area of Services. Provider may treat an act of a Representative of Recipient as being authorized by Recipient without inquiring behind such act or ascertaining whether such Representative had authority to so act, and Recipient may treat an act of a Representative of Provider as being authorized by Provider without inquiring behind such act or ascertaining whether such Representative had authority to so act. Each of Provider and Recipient shall have the right at any time and from time to time to replace its respective Representative by giving notice in writing to the other Party, setting forth the name of (a) the Representative to be replaced and (b) the replacement, and certifying that the replacement Representative is authorized to act for the Party giving the notice in all matters relating to this Agreement.

9.            Intellectual Property.

(a)            Subject to the terms and conditions of this Agreement and any applicable third party agreements pursuant to which Provider obtains rights to Intellectual Property and data, Provider hereby grants to Recipient a limited, irrevocable (except upon termination of the Service to which such license relates), non-exclusive, royalty-free license with a right to sublicense to use and otherwise exploit (solely to the extent necessary to make use of the Services in compliance with this Agreement) all Intellectual Property (excluding Trademarks) and data that is owned or licensed from third parties (where Provider has the right to grant the license to third party Intellectual Property) by the Provider and reasonably necessary for receipt, use or enjoyment of the benefits of the Services provided by Provider and any products or materials emanating therefrom.

(b)            Except for the license granted pursuant to Section 9(a) and as may be expressly set forth on Exhibit A, each Party and its Affiliates shall retain all right, title and interest in and to its Intellectual Property used in connection with the Services. Notwithstanding the foregoing, data generated or collected, and deliverables (and any Intellectual Property therein and thereto) to the extent authored, developed, reduced to practice, or otherwise created by or on behalf of Provider for Recipient in the provision of the Services will be owned by Recipient, and, subject to any third party rights contained in such data, deliverables, Provider hereby assigns on behalf of itself and its Affiliates all of its right, title, and interest in and to such data, deliverables, and Intellectual Property to Recipient.

10.            Indemnification.

(a)            Each Party (the “Indemnifying Party”) shall indemnify the other Party, its Affiliates and its and their respective officers, directors, employees, agents, and other representatives (each, an “Indemnitee”, and collectively, the “Indemnitees”) against, and defend and hold the Indemnitees harmless from any and all losses, damages, penalties, Liabilities, fines, costs and expenses (including reasonable attorneys’ fees), actually incurred or suffered by any Indemnitee (“Losses”), which arise from a Legal Proceeding initiated or threatened by a third party (excluding any Affiliate of an Indemnitee) (each, an “Action”) to the extent resulting from the Indemnifying Party’s breach of Section 2(b)(ii) or Section 16 or from the Indemnifying Party’s gross negligence, fraud, or willful misconduct; provided, that in no event shall the Indemnifying Party be obligated to indemnify any Indemnitee under this Section 10 in respect of any liability or related expense to the extent arising out of or resulting from any actions or omissions of the Indemnifying Party or other Person taken or made at the direction of any Indemnitee.

(b)            If any Action subject to indemnification hereunder shall be brought or threatened to be brought against an Indemnitee, the Indemnitee (through the Party to which the Indemnitee is a part) shall, as soon as reasonably practicable notify the Indemnifying Party in writing of such Action, and the circumstances thereof. Such notice shall describe the Action in reasonable detail, including the estimated amount of the Losses relating thereto (if then quantifiable), the event or occurrence giving rise thereto and the basis for such claim for indemnification. The Indemnitee shall, if the Indemnifying Party so requests upon receipt of such notice, allow the Indemnifying Party to undertake, conduct and control, through reputable independent counsel of its own choosing and at its sole cost and expense, the defense, appeal or settlement of any such Action for which it agrees to indemnify such Indemnitees; provided, that the Indemnitee shall be permitted to participate in the defense, appeal and settlement through counsel of its choosing of any such Action at its own cost and expense, and the Indemnifying Party shall not compromise or settle any such Action without the prior written consent of the indemnified Party (which may be withheld in its sole discretion) if doing so would give rise to liability or any other obligations of such Indemnitee for which the Indemnifying Party is unwilling or unable to, or otherwise does not, provide full indemnification hereunder.

(c)            In the event of any Action being brought or threatened to be brought against an Indemnitee for which indemnification hereunder may be sought, each of the Parties shall provide to the other Party such information and assistance as such Party shall reasonably request. Each Party shall to the extent reasonable and practicable in all circumstances fully cooperate with and consult with the other Party as and when reasonably requested by such Party in respect of any Action referred to herein.

11.         Consequential and Other Damages and Remedies. Notwithstanding anything to the contrary contained in this Agreement, no Party shall be liable to any other Party hereto for any (A) punitive, special, consequential, exemplary or similar damages or damages based on a multiple (including any multiple based on earnings or profits) or (b) any speculative damages or damages that are not REASONABLY foreseeable. The exclusions in this Section 11 shall not limit a party’s liability resulting from its indemnification obligations under section 10 OR FROM ITS BREACH OF SECTION 2(b)(ii), SECTION 15, or SECTION 16; provided, however, that in no event will a party be LIABLE for reputational damages of the other party or any of its Affiliates or diminution of stock price of the other party or any of its Affiliates resulting from a BREACH OF SECTION 2(b)(ii), SECTION 15, or SECTION 16. The parties agree that for purposes of this agreement, the following shall be deemed to be direct damages: fines, penalties, INTEREST AND OTHER MONETARY REMEDIES IMPOSED by a governmental BODY, security incident (as defined below) or data breach NOTIFICATION COSTS, PAYMENTS MADE IN CONNECTION WITH A RANSOMWARE ATTACK, AND UP TO TWO YEARS OF CREDIT MONITORING FOR INDIVIDUALs IMPACTED BY A Security incident (as defined below) or data breach. FOR THE AVOIDANCE OF DOUBT, THE ABSENCE OF A DAMAGE, COST OR EXPENSE TO BE SPECIFIED IN THE PENULTIMATE SENTENCE OF THIS SECTION 11 shall not be construed or interpreted as an agreement to exclude any such damage, cost or expense as a direct damage under this agreement.

12.            Independent Contractor. At all times during the Term, Provider shall be an independent contractor in providing the Services hereunder with the sole right to supervise, manage, operate, control and direct the performance of the Services and the sole obligation to employ, compensate and manage its employees and business affairs. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever of any Party with respect to the indebtedness, liabilities, obligations or actions of the other Party or any of its respective officers, directors, employees, stockholders, agent or representatives.

13.            Force Majeure. Neither Party shall be in default hereunder by reason of any failure or delay in the performance of its obligations hereunder where such failure or delay is due to circumstances beyond its reasonably control including the following to the extent beyond the reasonable control of Provider: civil disturbances, riot, rebellion, invasion, epidemic, pandemic, hostilities, war, embargo, natural disaster, acts of God, flood, fire, sabotage, delay in transportation, or intervention by governmental entities, provided, however, that Provider shall use all commercially reasonable efforts to mitigate the effects of such events and shall overcome such events and return to full performance of its obligations as soon as is reasonably possible. Upon the occurrence of any such event which results in, or will result in, delay or failure to perform according to the terms of this Agreement, the Party affected by such event shall promptly give notice to the other Party of such occurrence.

14.            WARRANTIES. EACH OF THE PARTIES UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE SEPARATION AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY ANY OF THE FOREGOING, NO PARTY TO THIS AGREEMENT, THE SEPARATION AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY ANY OF THE FOREGOING, IS REPRESENTING OR WARRANTING IN ANY WAY, AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF THE MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

15.            Confidential Information. “Confidential Information” shall mean all information (including trade secrets, software programs, intellectual property, data files, source code, computer chips, system designs and product designs, whether or not marked as confidential, whether furnished on or after the date hereof, whether oral, written or electronic, and regardless of the manner in which it is furnished, together with any notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda or other materials), in each case, that is disclosed by one Party to the other Party under this Agreement. “Confidential Information” shall not include information which (a) was or becomes available to the receiving Party or any of its Representatives on a non-confidential basis from a source other than the disclosing Party or any of its Representatives; provided that, such other source is not known by the receiving Party or any of its Representatives to be bound by a confidentiality obligation to the disclosing Party or any of its Affiliates, (b) was or becomes generally available to the public (other than as a result of a breach by the receiving Party or any of its Representatives of this Agreement or a violation by the receiving Party or any of its Representatives of any other non-use or confidentiality obligation to the disclosing Party or any of its Affiliates), (c) was previously in the possession of the receiving Party or any of its Representatives prior to disclosure hereunder to the receiving Party or its Representatives; provided that, such information is not known by the receiving Party or any of its Representatives to be subject to another confidentiality agreement or other obligation of secrecy to the disclosing Party or any of its Affiliates or (d) is or was independently developed by the receiving Party or any of its Representatives without derivation from, reference to or reliance upon, or using in any manner, the Confidential Information and without violating any of the confidentiality obligations under this Agreement.

16.            Data Security Breach Notification. If a Party becomes aware in the course of the provision or receipt of the Services of any actual, alleged, or suspected material unauthorized Processing of or other breach affecting the data or systems of the other Party (“Security Incident”), it shall (i) notify the other Party as promptly as practicable after discovery of such Security Incident, and in any event, no later than within twenty-four (24) hours of becoming aware of such Security Incident, (ii) to extent such Security Incident is rectifiable by such Party, use commercially reasonable efforts to rectify any such Security Incident as soon as reasonably practicable, and (iii) provide all reasonable cooperation requested by the other Party to address such Security Incident.

17.            Dispute Resolution. Any dispute between the Parties regarding the Services or any other matter under this Agreement (each, a “Dispute”) shall first be brought to the applicable Sub-Representatives who will negotiate in good faith in an attempt to resolve such Dispute. If the Sub-Representatives are unable to resolve a Dispute within ten (10) days after the commencement of such negotiation over such Dispute, each Sub-Representative shall escalate the Dispute to the Representatives who will negotiate in good faith in an attempt to resolve such Dispute. If the Representatives are unable to resolve a Dispute within ten (10) days after the commencement of such negotiation over such Dispute, each Representative shall escalate the Dispute to a designee of such Representative’s general counsel (each, a “Designee”). The Designees shall confer as often as reasonably necessary and negotiate in good faith to resolve the dispute. If the Designees are unable to resolve the Dispute within fifteen (15) days after the first Party’s designation of a Designee, either Party may bring an action in accordance with Section 24 to resolve the Dispute.

18.            Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written Consent of the other Party (not to be unreasonably withheld, conditioned or delayed), except that a Party may assign any of its rights under this Agreement: (i) as collateral security to a creditor, (ii) to one of its Affiliates or (iii)(A) in connection with the sale of all or substantially all of its assets or (B) in the case of Spinco in connection with the sale of substantially all of the assets of the Spinco Business or the business unit of which it is a part; provided, however, that in each case, no such assignment shall relieve such Party of any of its obligations. Any attempted assignment or delegation of this Agreement or any of such rights or obligations by any Party in violation of this Agreement without the prior written Consent of the other Party shall be void and of no effect.

19.            No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and, solely for purposes of Section 10, the Indemnitees) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

20.            Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the U.S. return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier (such as Federal Express), two (2) Business Days after mailing; (c) if sent by facsimile transmission or e-mail before 5:00 p.m. Central Time, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission or e-mail after 5:00 p.m. Central Time and receipt is confirmed, on the following Business Day; or (e) if otherwise actually personally delivered, when delivered; provided that such notices, requests, demands and other communications are delivered to the physical address, e-mail address or facsimile number set forth below, or to such other address as any Party shall provide by like notice to the other Parties to this Agreement:

(i)            if to Remainco:

Rexnord Corporation
511 W. Freshwater Way
Milwaukee, WI 53204
Attention: Patricia M. Whaley, Vice President, General Counsel & Secretary
Email: patty.whaley@rexnord.com

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attention: R. Alec Dawson and Andrew L. Milano
Phone: (212) 309-7092
            (212) 309-6252
Fax:     (212) 309-6001
Email: alec.dawson@morganlewis.com
            andrew.milano@morganlewis.com

and

Richards, Layton & Finger, P.A.

920 North King Street

P.O. Box 551

Wilmington, DE 19801

Attention: Mark Gentile and Stephanie Norman

Phone: (302) 651-7722; (302) 651-7756

Email: gentile@rlf.com; norman@rlf.com

(ii)            if to Spinco:

Regal Beloit Corporation
200 State Street
Beloit, WI 53511
Attention: Thomas E. Valentyn, Vice President, General Counsel & Secretary
Email: thomas.valentyn@regalbeloit.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Attention:  Scott R. Williams and Christopher R. Hale
Fax:  (312) 853-7036
Email:  swilliams@sidley.com and chale@sidley.com

21.            Interpretation; Exhibits. For purposes of this Agreement, whenever the context requires the singular number shall include the plural, and vice versa. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, unless otherwise specified, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” As used in this Agreement, the terms “or,” “any” or “either” are not exclusive. Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections and Exhibits to this Agreement. As used in this Agreement, the terms “hereunder,” “hereof,” “hereto,” “herein” and words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular Section or other provision. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. Any payment to be made pursuant hereto shall be made in U.S. dollars and by wire transfer of immediately available funds. The exhibits hereto shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

22.            Counterparts; Entire Agreement. This Agreement, the Separation Agreement and the other agreements and documents referred to in the Separation Agreement, including the exhibits and schedules of each of the foregoing shall constitute the entire agreement and shall supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic transmission shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

23.            Severability. Any term or provision of this Agreement (or part thereof) that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement (or part thereof) is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision (or part thereof), to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

24.            Governing Law ; Jurisdiction; Remedies; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any Legal Proceeding between any of the Parties arising out of or relating to this Agreement or any of the transactions contemplated hereby: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, if under applicable Legal Requirements, the Court of Chancery does not have subject matter jurisdiction over such matter, in any federal court in the State of Delaware or, if under applicable Legal Requirements, neither such court has subject matter jurisdiction over such matter, in any other state court in the State of Delaware, and in each case any appellate court with jurisdiction therefrom (the “Chosen Courts”); (ii) each of the Parties irrevocably waives the right to trial by jury; and (iii) each of the Parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any claim (1) that it is not personally subject to the jurisdiction of the Chosen Courts as described herein for any reason; (2) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (3) that (x) the claim, action, suit or other Legal Proceeding in any such court is brought in an inconvenient forum; (y) the venue of such claim, action, suit or other Legal Proceeding is improper; or (z) this Agreement, the Ancillary Agreements, or the subject matter hereof or thereof, may not be enforced in or by such courts. Each of the Parties further agrees that, to the fullest extent permitted by applicable Legal Requirements, service of any process, summons, notice or document in accordance with the provisions of Section 20 will be effective service of process for any claim, action, suit or other Legal Proceeding in the Chosen Courts with respect to any matters to which it has submitted to jurisdiction as set forth in this paragraph. The Parties hereby agree that a final judgment in any such claim, suit, action or other Legal Proceeding will be conclusive, subject to any appeal, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to specific performance and injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without the requirement for the posting of any bond, this being in addition to any other remedy to which they are entitled at law or in equity. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

25.            Amendments and Waivers.

(a)            This Agreement may not be amended except by an instrument in writing signed by an authorized representative of each of the Parties.

(b)            No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any Party would otherwise have. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the TSA Effective Date.

REXNORD CORPORATION

By:	/s/ Patricia M. Whaley
Name:	Patricia M. Whaley
Title:	Vice President, General Counsel and Secretary

LAND NEWCO, INC.

By:	/s/ Patricia M. Whaley
Name:	Patricia M. Whaley
Title:	Vice President, General Counsel and Secretary

Signature Page to Transition Services Agreement

EXHIBIT A

LIST OF TRANSITIONAL SERVICES AND FEES

EXHIBIT B

EXCLUDED SERVICES